Exhibit 10.1

                  AMENDMENT OF LICENSE AND SUPPLY AGREEMENT

      WHEREAS, IGI has been granted the exclusive license to certain proprietary rights and intellectual property (including pursuant to certain patents) to a lipid vesicle technology for topical dermatologic products for localized usage at the delivery zone ("the Novasome Technology") pursuant to a License Agreement between Micro-Pak,, Inc., a wholly owned subsidiary of Novavax Inc., and Igen, Inc., a wholly owned subsidiary of IGI, dated December 13, 1995 (the "Novasome License Agreement), a copy of which is attached hereto as Exhibit A;
      WHEREAS, IGI (together with its affiliates, successors and assigns, IGI), on its own behalf and on behalf of MICRO VESICULAR SYSTEMS, INC (MVS) and MICRO-PAK, INC. (MPI) and ESTEE LAUDER INC. (Company) are parties to a License and Supply Agreement dated as of December 2, 1992, as amended by IGI and Company on August 26, 1994, and are parties to a Purchase Agreement dated September 29, 1993 (collectively, "Prior Agreements",attached hereto as Exhibits B and C, respectively)
      WHEREAS, pursuant to the Novasome License Agreement, IGI has developed and manufactured cosmetic products containing lipid vesicles ("Products")
      WHEREAS, pursuant to the Prior Agreements, Lauder has the exclusive right to purchase Products from IGI for sale in the department store or specialty store market, and IGI has granted Lauder an exclusive license to Products for sale in the department store or specialty store market;
      WHEREAS, IGI and Company wish to amend the Prior Agreements , under the terms and conditions set forth herein,

NOW, THEREFORE, it is hereby agreed that:

      Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Prior Agreements.

      1.    (a)   For purposes of the present amendment, "Novasome Patent
Rights" shall mean all United States and foreign patents and patent applications currently in force and licensed to IGI under the Novasome License Agreement, and which patents are necessary for Company's manufacture, distribution, use or sale of the Products. IGI represents and warrants that an accurate list of those Novasome Patent Rights are attached as Appendix A thereto, and further represents that the last-to-expire patent expires on October 2, 2018

            (b) "Field of Use" shall mean the use of the Novasome Patent Rights solely in connection with the manufacture, distribution, marketing, use, or sale of a cosmetic Product.

      2.    (a)   IGI hereby converts the exclusive license  to the Company
to, and the Company accepts, subject to the terms and conditions of this Agreement, a non-exclusive, worldwide royalty bearing sublicense to the Novasome Patent Rights solely in the Field of Use, to the full end of the term for which the Novasome Patent Rights are in force, unless sooner terminated as hereinafter provided.

            (b) IGI, for itself and MVS, further grants Company the right to manufacture, or to have manufactured on its behalf by a third party, Products under the Novasome Patent Rights.

            (c) Commencing on the effective date, Company shall pay IGI a royalty of five dollars ($5.00)/kilogram for Products manufactured by Company, up to a maximum of two million dollars ($2,000,000) in royalties in any Contract Year, a Contract Year being defined as the year following the Effective Date of this Agreement, or a year following subsequent anniversaries of the Effective Date. Once two million dollars in royalties have been paid to IGI in any Contract Year, the royalty payable to IGI shall be reduced to two dollars ($2.00)/kilogram for the remainder of that Contract Year. Should IGI have a reasonable basis for asserting that the royalty volume tracking procedures employed by Company are inadequate, then IGI shall have the right of requesting a flow meter be installed on Company's machines to track volumes.

            (d) Within thirty (30) days of execution of this Amendment of Agreement, Company will pay IGI a one-time fee of $100,000, for the right to fabricate equipment capable of manufacturing Products. This right shall include the right to fabricate equipment through IGI's equipment supplier, or through a supplier of Company's choice. There in no limit on the number of pieces of equipment that may be fabricated under this one-time payment. However, Company shall inform IGI of any new equipment produced and the address of where such machines are located.

            (e) All non-Product bulk manufacture that IGI produces for Company shall cease as of June 30, 2004.

            (f) IGI will use its best efforts to maintain the Novasome License and shall not take any action nor fail to take any required action that would impair the rights of the Company to use the Novasome Patent Rights in the Field of Use.

            (g) As per the terms of the Novasome License Agreement, IGI was granted a license to the Novasome Technology for a term of 10 years, as well as an option to extend the exclusive license rights granted therunder, exercisable in the last year of the initial 10 years license period, upon payment of an option fee of One Million Dollars ($1,000,000) ("Option to Extend"). The initial 10 year license granted to IGI under the Novasome License Agreement expires on or about December 12 2005. IGI expressly represents and warrants that it shall exercise the Option to Extend and has already advised Novavax of such intention. IGI further represents and warrants that it shall have available the financial and/or other resources to satisfy the Option Fee due and payable on or about December 12, 2005, to exercise the Option to Extend. No later than sixty (60) days prior to the expiration of the Novasome License Agreement, IGI shall provide Company with written confirmation of its exercise of the Option to Extend. Should IGI fail to exercise the Option, Company shall have the right to extend its rights hereunder, under substantially the same terms and conditions, by direct license from MVS, MPI or other appropriate IGI affiliate, with no further obligation to IGI.

      3. IGI represents that to its best knowledge, it is not currently in breach, nor has it received notice from any granting party that it is in breach, of any provision of the Novasome License Agreement. To IGI's knowledge and belief there are no licenses, options, restrictions, liens, rights of third parties, disputes, royalty obligations, proceedings or claims relating to, affecting, or limiting its rights or the rights of the Company under this Agreement with respect to, or which may lead to a claim of infringement or invalidity regarding, any part or all of the Novasome Patent Rights and their use as contemplated in the underlying patent applications as presently drafted. IGI further warrants that Company's manufacture of Products utilizing Novasome Technology and Company's sale and distribution of Products will not infringe upon any US or foreign patent or violate any valid rights of any person or any applicable law, rule or violation.

      4. This Amendment of Agreement shall continue in force and effect for a period of three years from the Effective Date, automatically renewed thereafter on a yearly basis, unless otherwise terminated as provided herein, during the term of the Novasome License Agreement, including any period of time granted pursuant to the exercise of the Option to Extend. The Agreement may be terminated upon the earlier to occur of (a) the expiration, invalidation or abandonment of the last to expire Novasome Patent Right that applies to the Products, (b) Company's ninety (90) day written notice to IGI that it elects to discontinue its sale of Products,
(c) at Company's option, as provided in Paragraph 7(b) of the License and Supply Agreement.

      5. Those Articles, or pertinent portions thereof, in the Prior Agreements that are not inconsistent with the amended terms herein remain in full force and effect and are incorporated herein by reference. These Articles include, but are not necessarily limited to Articles 5, 6, 7, 8, 9 and 10 of the License and Supply Agreement.

    6.    The addresses for notice for each party shall be as follows:

          To Estee Lauder:

          Estee Lauder Companies
          350 South Service Road
          Melville, NY 11747
          Attention: Senior Vice-President, Global Manufacturing and
                     Distribution
          Fax:  (631)454-5328

          With copy to:

          Legal Department
          125 Pinelawn Road
          Melville, NY 11747
          Fax:  (631)531-1340

          To IGI:

          IGI Inc.
          P.O. Box 687
          Wheat Road and Lincoln Avenue
          Buena, New Jersey
          Attn:  Frank Gerardi, CEO
          Fax:

MVS and MPI hereby acknowledge the foregoing Agreement between IGI and Company and agree that, by execution of such Agreement by IGI, MVS and MPI are bound by the provisions herein.

      7.    The Effective Date of this Agreement shall be July 1, 2004.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by proper persons thereunto duly authorized.

                                       Name Frank Gerardi CEO.
                                       IGI Inc.

                                       /s/ Frank Gerardi
                                       ------------------------------------
                                       Frank Gerardi

                                       Date  November 16, 2004

                                       Estee Lauder Inc.

                                       By: /s/ Joseph D. Guarascio
                                           --------------------------------
                                           Joseph D. Guarascio

                                       Title: Senior Vice President,
                                              Global Mfg.
                                              -----------------------------

                                 APPENDIX A

---------------------------------------------------------------------------

United States Patent                                              4,853,228
Wallach , et al.                                             August 1, 1989

Method of manufacturing unilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              4,855,090
Wallach                                                      August 8, 1989

Method of producing high aqueous volume multilamellar vesicles

---------------------------------------------------------------------------

United States Patent                                              4,895,452
Yiournas , et al.                                          January 23, 1990

Method and apparatus for producing lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              4,911,928
Wallach                                                      March 27, 1990

Paucilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,147,723
Wallach                                                  September 15, 1992

Paucilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,160,669
Wallach , et al.                                           November 3, 1992

Method of making oil filled paucilamellar lipid vesicles

---------------------------------------------------------------------------

---------------------------------------------------------------------------

United States Patent                                              5,234,767
Wallach                                                     August 10, 1993

Hybrid paucilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,260,065
Mathur , et al.                                            November 9, 1993

Blended lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,439,967
Mathur                                                       August 8, 1995

Propylene glycol stearate vesicles

---------------------------------------------------------------------------

United States Patent                                              5,474,848
Wallach                                                   December 12, 1995

Paucilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,628,936
Wallach                                                        May 13, 1997

Hybrid paucilamellar lipid vesicles

---------------------------------------------------------------------------

United States Patent                                              5,643,600
Mathur                                                         July 1, 1997

Lipid vesicles containing avocado oil unsaponifiables

---------------------------------------------------------------------------

United States Patent                                              5,756,014
Mathur                                                         May 26, 1998

Heat resistant lipid vesicles

---------------------------------------------------------------------------

---------------------------------------------------------------------------

United States Patent
6,251,425
Mathur , et al.
June 26,2001

Glucoside Paucilamellar Vesicles

---------------------------------------------------------------------------